Exhibit 3.2
AMENDMENT TO INVESTORS AGREEMENT
AMENDMENT TO INVESTORS AGREEMENT (this “Amendment”), dated as of May 18, 2010, by and between eLong, Inc. (the “Company”) and Expedia Asia Pacific — Alpha Limited (formerly known as IACT Asia Pacific Limited) (the “Investor”).
WHEREAS, the Company, the Investor and certain other parties entered into an Investors Agreement on July 23, 2004 (the “Original Agreement”);
WHEREAS, capitalized terms used herein without definition shall have the meanings set forth in the Original Agreement;
WHEREAS, (a) the other stockholders that are party to the Original Agreement (other than the Investor) and the Company have obligations under Article II of the Original Agreement but no rights or benefits thereunder, (b) the provisions of Article II of the Original Agreement only benefit the Investor (in its personal capacity and in its capacity as the holder of the majority voting power of Stockholder Shares) and (c) the Investor has determined that it no longer requires the benefit of such provisions;
WHEREAS, pursuant to Section 10.15 of the Original Agreement, the Original Agreement may be amended by written consent of the Company and the Investor (as the holder of the majority of Registrable Securities, where such amendment does not adversely affect the rights, preferences or privileges of the Series A Holders or the Common Holders);
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. The Original Agreement is hereby amended by deleting Article II thereof in its entirety.
2. Except as modified by this Amendment, the Original Agreement shall remain in all respects in full force and effect.
3. Sections 10.10, 10.15, 10.16, 10.19 and 10.20 of the Original Agreement are incorporated by reference herein, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Investor have caused this Amendment Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

EXPEDIA ASIA PACIFIC — ALPHA LIMITED

By:	/s/ Burke F. Norton

	Name:	Burke Norton
	Title:	Executive Vice-President

ELONG, INC.

By:	/s/ Sami Farhad

	Name:	Sami Farhad
	Title:	General Counsel